CONTACT:	Michal D. Cann — President & CEO
Rick A. Shields — EVP & Chief Financial Officer
360.679.3121
NEWS RELEASE

WASHINGTON BANKING COMPANY ADOPTS STOCK REPURCHASE PROGRAM
OAK HARBOR, WA — April 3, 2007 — Washington Banking Company (NASDAQ: WBCO), parent holding company for Whidbey Island Bank, announced today that its board of directors has adopted a stock repurchase program pursuant to which the company may acquire up to 472,134 shares of its outstanding common stock (adjusted for certain changes to capital structure). The Company intends to purchase the shares from time to time in the open market or in private transactions under conditions which allow such repurchases to be accretive to earnings while maintaining capital ratios that exceed the guidelines for a well-capitalized financial institution.
“We are adopting this program in order to deploy our capital efficiently and in a manner that will promote liquidity and long-term value to our shareholders,” said Chief Executive Officer Michal Cann. “We believe that, over time, this program can improve return on equity and earnings per share.”
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington. In September 2006, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5 year total return. The Company’s Internet website is at http://www.wibank.com. Information presented in or accessed through the website is not a part of this announcement.
This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.
When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Washington Banking Company or its management, are intended to help identify forward-looking statements within the meaning of Section 21D of the Securities Exchange Act of 1934, as amended. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.
Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the Securities and Exchange Commission, including those disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. However, readers should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.
Note: Transmitted on Business Wire on April 3, 2007, at 1:24 p.m. PDT.